CAESARS WORLD, INC.
                     STOCK OPTION AGREEMENT
                  NON-QUALIFIED STOCK OPTION





        This agreement dated this _____ day of _________, 1994
(the "date of grant") between CAESARS WORLD, INC., a Florida corporation, (hereinafter called the "Company") and EVANDER
HOLYFIELD (hereinafter called the "Option Holder").

                                   WITNESSETH:

        WHEREAS, Option Holder has entered into a written agreement with the Company to provide personal services
(the "Personal Services Agreement") pursuant to which Option Holder is to perform specified personal services,
        NOW, THEREFORE, in consideration of the foregoing and of the mutual obligations herein contained, it is agreed as follows:
        1. The Company grants to the Option Holder the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of one hundred thousand (100,000) shares of the Common Stock $0.10 par value, of the Company at the purchase price of $_____ per share, exercisable from time to time in accordance with the provisions of this Agreement during a period commencing immediately and expiring at the close of business February ____, 2004 (the "Expiration Date" herein).
        2. (a) Beginning on the one year anniversary date of the date hereof and continuing on the next two successive anniversary dates of the date hereof, this option shall become exercisable ("vest") in three (3) annual installments of thirty-three thousand three hundred thirty four (33,334), thirty-three thousand three hundred thirty-three (33,333) and thirty-three thousand three hundred thirty-three
(33,333) shares, respectively (unless terminated prior to such vesting as hereinafter provided).
             (b) In the event the Option Holder shall not in any such year purchase all or any part of the shares which he is entitled to purchase in such year, his rights to purchase any shares not purchased in such year shall continue until the Expiration Date, except in the event of extension as set forth in Paragraph 4 below or earlier termination as set forth in Paragraphs 2(d), 4 or 9 below.
             (c) In the event that an event giving rise on the part of the Company to a right to terminate the Personal Services Agreement for cause has occurred as to which Option Holder has a right to cure pursuant to the Personal Services Agreement, and Option Holder has received a written notice from the Company of such default, no further vesting shall occur until cure of such event is completed; however, Option Holder may continue to exercise any installments which have vested prior to receipt of such notice.
             (d)  In the event that any gaming authority
requires Option Holder to become licensed or to be found qualified or suitable to hold any securities of the Company and Option Holder is not licensed or found qualified or suitable within the time specified by such gaming authority, or such gaming authority denies a license to or finds unqualified or unsuitable Option Holder, or such gaming authority requires a termination of this Stock Option Agreement, then the Company shall have the right at its option to terminate this Stock Option Agreement upon notice within any such time period prescribed by any such gaming authority or, if none is so prescribed, within sixty (60) days of any such finding or determination. Subject to the cooperation of Option Holder, if Option Holder is called forward for a finding of qualification or suitability, the Company shall use its best efforts to obtain a waiver of any such qualification or suitability requirement with reference to Option Holder if such waiver is legally feasible and shall reimburse any reasonable out-of-pocket costs incurred by Option Holder incident to obtaining a finding of qualification or suitability. In the event that Option Holder has received a notice of termination of this Stock Option Agreement from the Company pursuant to this Paragraph 2(d) and the basis is other than improper associations, a conviction of an indicated offense, undesirable conduct by Option Holder or a failure by Option Holder to cooperate in seeking any required qualification or finding of suitability from a gaming authority, the unvested instalments under this Stock Option Agreement shall vest in their entirety as of the date of such notice of termination. After a notice of termination pursuant to this Paragraph 2(d), in lieu of permitting the exercise of this Stock Option Agreement, the Company shall have the option on its part to purchase the option granted hereunder from Option Holder based on the excess of the fair market value of the shares of stock of the Company (the average of the high and low on the New York Stock Exchange as quoted by The Wall Street Journal for the date of such notice) over the option price for all shares vested as of such date of notice, including those shares vesting pursuant to the preceding sentence. For purposes of this Paragraph, "Option Holder" shall include any person with the right to exercise this option pursuant to Paragraph
4 in the event of the death or incapacity of Option Holder.
             (e) No partial exercise of this option may be for less than ten (10) shares.
             (f) The foregoing limitations shall similarly apply to the transferees of the Option Holder by Will or by the laws of descent or distribution.
        3. Unless otherwise approved in writing by the Company, each exercise of this option shall be by means of a written notice of exercise delivered to the Secretary of the Company at its principal executive office (currently located at 1801 Century Park East, Suite 2600, Los Angeles,
California 90067) (or at such other place as the Secretary of the Company may designate in writing), specifying the number of shares to be purchased and accompanied by payment in cash or by cashier's or certified check (or other check acceptable to the Company) payable to the order of the Company for the full purchase price of the shares to be purchased.
        4. The option granted hereby and all rights hereunder, to the extent such rights shall not have vested, shall terminate and become null and void upon termination by the Company for cause as therein set forth in the Personal Services Agreement except that; (i) the Option
Holder may at any time within the remainder of the original ten (10) year option term, exercise the option granted hereby to the extent such option has vested on the date of such termination and Paragraph 6 of this Stock Option Agreement shall continue to apply to any such installment which is vested at such termination, and (ii) in the event of the death or incapacity of the Option Holder, the option granted hereby shall continue to vest notwithstanding such death or incapacity and may be exercised by the person or persons to whom the Option Holder's rights under the option granted hereby shall pass by reason of the death or incapacity of the Option Holder, whether by Will or by the applicable laws of descent or distribution or otherwise; provided, however, that in no event may the option granted hereby be exercised to any extent pursuant to (i) or (ii) above by anyone after the Expiration Date; (except with respect to (ii) above, in which case, the option may be exercised upon the later of the Expiration Date or ninety
(90) days following the death or incapacity of the Option
Holder).
        5. Subject to Paragraph 6, as soon as practicable after any exercise of this option in accordance with the foregoing provisions, the Company shall deliver to the Option Holder at the principal executive offices of the Company or at such other place as may be mutually acceptable to the Company and to the Option Holder, a certificate or certificates representing the shares of stock as to which this option has been exercised.
        6. No shares of the Company's stock shall be issued or transferred hereunder until all legal requirements applicable to such issuance or transfer have been complied with to the satisfaction of the Secretary of the Company including, without limitation, any registration or permit requirement under state or federal security law and any listing requirement of any exchange or other stock trading organization or regulatory body. The Company shall use its best efforts to cause such shares to have free transferability by Option Holder under federal and state security laws after receipt upon exercise and Option Holder shall cooperate fully in any such effort by providing any information that shall be appropriate and joining the filing of any required registration statement or state filing and completing any filings required prior to any such sale. The Company shall prepare and file any such required registration statement at its sole expense, no later than fifteen (15) business days after exercise.
        7. This option and the rights and privileges granted hereunder, (i) shall not be assignable or subject to any encumbrance, pledge or charge of any nature, whether by operation of law or otherwise, (ii) shall not be subject to execution, attachment or similar process, or (iii) shall not be transferable other than by Will or the laws of descent and distribution, and every award and all rights under this option shall be exercisable during the Option Holder's lifetime only by such person or such person's guardian or legal representative. This stock option is accepted by Option Holder solely for purposes of investment and without intent to sell or transfer it to any other person.
        8. (a) Subject to subparagraphs (b) and (c) below, the existence of this option shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's common stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets of business, or any other corporate act or proceeding.
             (b)  If the outstanding shares of the Common
Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or securities of the Company through reorganization, reverse merger, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination of shares, or otherwise, the Audit and Compensation Committee of the Board of Directors of the Company shall take such actions, if any, as shall be necessary to provide to the Option
Holder rights which are proportionate to the rights held immediately prior to such event under any outstanding options including, without limitation, increasing or decreasing, as the case may be, the number of shares subject to, and the exercise price of, outstanding options. Any such adjustment may provide for the elimination of any fractional shares which otherwise might become subject to this option so long as it takes into account and provides appropriate compensation for the fair market value of any such fractional shares.
             (c)  In the event that the Company is merged
or consolidated with another corporation and the Company is not the surviving corporation, or all or substantially all of the assets of the Company are transferred to another corporation, such action shall be taken, if any, which, in the discretion of the Audit and Compensation Committee acting in good faith, is necessary to substitute for shares of stock covered by this option, the type of securities or property of the corporation surviving such merger or consolidation or acquiring such assets which are issuable in such merger, consolidation or transfer to the holder of the shares of stock of the Company or to equitably otherwise provide to the Option Holder rights which are substantially equivalent to the rights held immediately prior to such event. Any such adjustment may provide for the elimination of any fractional shares so long as it takes into account and provides appropriate compensation for the fair market value of any such fractional shares.
        9. Nothing herein shall confer upon the Option Holder any right to continue rendering services to the Company or a subsidiary. A termination of the Personal Services Agreement by the Company pursuant to its right of termination for cause as stated therein shall automatically terminate this Stock Option Agreement subject to the provisions of Paragraph 4 of this Stock Option Agreement and provided, further, that such termination shall not affect any rights already vested hereunder.
        10. Neither the Option Holder nor any other person legally entitled to exercise this option shall be entitled to any of the rights or privileges of a stockholder of the Company in respect to any shares issuable upon any exercise of this option, unless and until the transfer agent for the Company has recorded the issuance of shares to the Option Holder upon completion of an exercise of the option. The Company shall use its best efforts to give prompt notice of the exercise to the transfer agent upon a complete and valid exercise by Option Holder.
        11. The Company shall have the right to deduct or withhold from all options hereunder upon exercise, any federal, state, local or foreign taxes which are required by law to be withheld with respect to such awards or, to require the payment of any such taxes. The obligation of the Company to make delivery of any stock hereunder shall be subject to currency or other restrictions imposed by any government.
        12. This option has been granted, executed and delivered the day and year first above written at Los
Angeles, California, and the interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California.

                            CAESARS WORLD, INC.


                            By:   ________________________

                            Its:  ________________________

                            Name: EVANDER HOLYFIELD

                            ___________________________
                                  OPTION HOLDER